Exhibit 99.1

News from Xerox For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

Xerox Completes Sale of its Information Technology Outsourcing Business to Atos

NORWALK, Conn., June 30, 2015 — Xerox (NYSE: XRX) today announced the completion of the previously announced sale of its Information Technology Outsourcing (ITO) business.

The transaction enables Xerox to increase its focus and resources on expanding its Business Process Outsourcing (BPO) and Document Outsourcing (DO) businesses, areas where the company has competitive and market advantage.

Additionally, this transaction will enable new levels of collaboration in developing innovative solutions for our customers that leverage Atos’ world-class ITO capabilities, and highlight Xerox’s Business Process Outsourcing and Document Outsourcing expertise.

Xerox expects to use the net proceeds of approximately $850 million from the transaction to repurchase common stock and fund acquisitions.

Xerox’s ITO business included approximately 9,600 ITO employees in 42 countries.

About Xerox

Xerox is a global business services, technology and document management company helping organizations transform the way they manage their business processes and information. Headquartered in Norwalk, Conn., we have more than 130,000 Xerox employees and do business in 180 countries. Together, we provide business process services, printing equipment, hardware and software technology for managing information — from data to documents. Learn more at www.Xerox.com.

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Investor Contacts:

Jennifer Horsley, Xerox, +1-203-849-2656, Jennifer.Horsley@Xerox.com

Troy Anderson, Xerox, +1-203-849-2672, Troy.Anderson@Xerox.com

Media Contacts:

Karen Arena, Xerox, +1-203-849-5521, Karen.Arena@xerox.com

Sean Collins, Xerox, +1 310-497-9205, sean.collins2@xerox.com

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Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2015 and our 2014 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Xerox assumes no obligation to update any forward looking statements as a result of new information or future events or developments, except as required by law.